UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

JTH HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3561876
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Corporate Landing Parkway
Virginia Beach, Virginia	23454
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock, $0.01 Par Value Per Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                                (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

JTH Holding, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A Common Stock, $0.01 par value per share, to be registered hereunder, contained under the heading “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 10 (File No. 000-54660), as originally filed with the Securities and Exchange Commission on April 18, 2012, as amended.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are required to be filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JTH HOLDING, INC.

Date June 28, 2012	By	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel